EXHIBIT 99.1


    Global Payment Technologies Announces Fiscal 2006 First-Quarter Results


     HAUPPAUGE, N.Y.--(BUSINESS WIRE)--Feb. 13, 2006--Global Payment Technologies, Inc. (NASDAQ Symbol: GPTX) ("GPT"), a leading manufacturer and innovator of currency acceptance systems used in the worldwide gaming, beverage, and vending industries, today announced its fiscal 2006 first-quarter results.


                    Summary of Financial Highlights
            (Dollar amounts in 000s, except per share data)
--------------------------------------------------------------------
                       Three Months Ended 12/31
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                              2005        2004           Change
--------------------------------------------------------------------
Net Sales                    $3,905      $7,752           (50%)
--------------------------------------------------------------------
Net Income (Loss)                                   greater
                              ($790)       $180     than (100%)
--------------------------------------------------------------------
Net Income (Loss) Per Share
    Basic                    ($0.13)      $0.03         ($0.16)
    Diluted                  ($0.13)      $0.03         ($0.16)
--------------------------------------------------------------------


     Thomas McNeill, GPT Vice-President and CFO, stated, "For the quarter ended December 31, 2005, net loss was ($790,000), or ($.13) per share, as compared with net income of $180,000, or $.03 per share, in the prior year period. Sales for the quarter decreased 50% as compared with the same prior year period, and decreased 22% as compared with the quarter ended September 30, 2005. Turning to EBITDA, despite ($483,000) EBITDA this quarter, we achieved EBITDA for the trailing four quarters of $246,000. In addition we received dividends from our Australian affiliates in the amount of $574,000 and ended the quarter with total cash of $3.1 million, flat with the quarter ended September 30, 2005."

     The following is a reconciliation of EBITDA, see note 1, (in 000s) for the three months ended:


                         12/31/05  9/30/05  6/30/05  3/31/05   Total
                         --------- -------- -------- -------- --------
Net loss                 $   (790) $  (291) $  (340) $  (122) $(1,543)
Income taxes                    2      (26)       -        2      (22)
Depreciation and
 amortization expense         303      359      357      409    1,428
Amortization of debt
 discount                       -        -        -      356      356
Interest expense                2       10        -       15       27
                         --------- -------- -------- -------- --------
     Total EBITDA        $   (483) $    52  $    17  $   660  $   246
                         ========= ======== ======== ======== ========


     Net sales for the quarter decreased 50% to $3.9 million, as compared with $7.8 million in the same prior year period, due to decreased gaming sales of $4,099,000, primarily in Russia which has been affected by government regulations that temporarily prohibit the placement of new gaming devices, and from the Company's Australian affiliate which has reduced its short-term inventory requirements to better manage current market conditions, partially offset by increased sales of $252,000 to the beverage and vending market. Gross profit decreased to $685,000, or 17.5% of sales this quarter, as compared with $2,024,000, or 26.1% of sales in the same year ago period. This decrease in gross profit was primarily the result of sales incentives to reduce Aurora inventory levels as well as attempting to increase market share with Aurora, and the effects of a 50% decrease in sales while manufacturing costs were virtually unchanged.
     Operating expenses increased to $1,705,000 this quarter, as compared with $1,675,000 in the year ago period, primarily the result of a $47,000 expense resulting from test currency exchange valuations, increased corporate consulting fees and increased expenses at the Company's UK affiliate, partially offset by lower shipping costs as a result of decreased sales. Net interest income (expense) increased to $9,000, as compared with ($246,000) in the same year ago period. This increase is primarily the result of no amortization expense related to the debt discount as compared with $212,000 in the year ago period. During the quarter the Company's equity in income of unconsolidated affiliates was positively impacted by reduced inventory at its Australian affiliate. This resulted in income of $165,000 as compared with $87,000 in the prior year period, based upon the Company's recognition of its proportionate share of the related gross profit on product sales to its affiliates, which have been sold by the affiliates to third party end users. Additionally, the Company's share of its affiliates' net income was $58,000 as compared with a loss of ($7,000) in the same year ago period.
     Mr. McNeill added, "While we are pleased that inventory at our Australian affiliate has decreased this quarter, there continues to be short term pressure to further reduce its inventory based upon softness in that marketplace. Further, uncertainties surrounding Russian gaming regulations are constraining the Company's ability to grow in this gaming market until such uncertainties are resolved. Based upon these current conditions in GPT's largest markets, we continue to see softness in sales."
     Stephen Nevitt, GPT's President and CEO stated, "First quarter results have continued to be affected by proposed changes to gaming regulations in key markets. We are confident that interest in GPT products remains strong in the affected markets, and demand will materialize once permanent regulations are in place. In the meantime GPT is pursuing any and all opportunities in order to make up for the revenue shortfall.
     Mr. Nevitt further stated, "The SA-4 generation of currency validators was received with great enthusiasm during the recent 'ICE' casino trade show in London. The SA-4 generation of validators enhances our ability to expand penetration in all areas of the global casino market."
     Mr. McNeill continued, "With respect to our financial condition, the Company has the entire $2.5 million credit facility available and no amounts were outstanding on its credit facility as of December 31, 2005. Despite sales decreasing by 50%, inventory decreased slightly from $5.1 million at September 30, 2005 to $5.0 million at December 31, 2005. As a result of GPT's cash position remaining virtually unchanged from September 30, 2005 at $3.1 million, as well as its credit facility, we believe the Company has sufficient resources to pay its obligations as they come due and should allow it to continue to fund its operations for the next twelve months, including its planned product development. As previously disclosed, our eCash Australian affiliate completed a transaction in which one of its subsidiaries sold its automated teller machine rental business for approximately $3,000,000. This will result in GPT recognizing approximately $625,000 in the quarter ending March 31, 2006, representing our share of the gain."

     Note 1: EBITDA is earnings before interest, taxes, depreciation and amortization. EBITDA, which is not defined under United States generally accepted accounting principles ("GAAP"), is presented solely as a supplemental disclosure because management believes that it is a widely used measure of operating performance and it is a widely accepted financial indicator used by investors and analysts to measure performance and valuation, as well as to provide insight into how management measures quarterly performance. EBITDA is not intended to represent cash flows or an alternative to net income, and should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP. Due to the recurring losses over the past several years, the debt discount being fully amortized in the quarter ended March 31, 2005, low levels of interest expense paid, essentially no tax expense resulting from the Company's deferred tax position, and the reduced level of capital expenses, management believes it is important to manage the cash performance and assess the financial viability based upon the Company's ability to generate positive EBITDA. Among other financial measurements or models used by management are: sales forecasts, inventory forecasts, net income forecasts and cash flow forecasts, all of which supplement the Company's EBITDA measurement and are considered jointly when assessing the Company's liquidity. Finally, the Company has significant uses of cash flows such as inventory purchases, extended payment terms to its customers, debt principal repayments and capital expenditures, which are not reflected in EBITDA.

     Global Payment Technologies, Inc. is a United States-based designer, manufacturer, and marketer of automated currency acceptance and validation systems used to receive and authenticate currencies in a variety of payment applications worldwide. GPT's proprietary and patented technologies are among the most advanced in the industry. Please visit the GPT web site for more information at http://www.gpt.com.

     Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: Statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources; dependence on a limited base of customers for a significant portion of sales; GPT's dependence on the paper currency validator market and its potential vulnerability to technological obsolescence; the risks that its current and future products may contain errors or defects that would be difficult and costly to detect and correct; possible risks of product inventory obsolescence; regulatory approval; potential manufacturing difficulties; potential shortages of key parts and/or raw materials; potential difficulties in managing growth; dependence on key personnel; the possible impact of competitive products and pricing; and other risks described in more detail in GPT's Securities and Exchange Commission filings.


                   GLOBAL PAYMENT TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                                (000s)

                                                unaudited
                                               12/31/2005  9/30/2005
                                               ----------- ----------
                   ASSETS
                   ------

CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                     $   3,084   $  3,108
  ACCOUNTS RECEIVABLE, NET                          2,235      3,267
  INVENTORY                                         5,041      5,109
  PREPAID EXPENSES AND OTHER CURRENT ASSETS           242        265
  INCOME TAXES RECEIVABLE                               -         25
                                               ----------- ----------
     TOTAL CURRENT ASSETS                          10,602     11,774

INVESTMENTS IN UNCONSOLIDATED AFFILIATES            1,712      2,219
PROPERTY AND EQUIPMENT, NET                         1,580      1,688
CAPITALIZED SOFTWARE COSTS, NET                       915      1,033
                                               ----------- ----------
     TOTAL ASSETS                               $  14,809   $ 16,714
                                               =========== ==========


      LIABILITIES AND SHAREHOLDERS' EQUITY
      ------------------------------------

CURRENT LIABILITIES:
  CURRENT PORTION OF LONG-TERM DEBT             $      42   $     38
  INCOME TAXES PAYABLE                                  2          -
  ACCOUNTS PAYABLE                                  1,203      2,092
  ACCRUED EXPENSES AND OTHER CURRENT
   LIABILITIES                                        889      1,134
                                               ----------- ----------
     TOTAL CURRENT LIABILITIES                      2,136      3,264

  LONG-TERM DEBT                                       65         79
                                               ----------- ----------
     TOTAL LIABILITIES                              2,201      3,343
                                               ----------- ----------
SHAREHOLDERS' EQUITY:
 COMMON STOCK                                          65         65
 ADDITIONAL PAID-IN CAPITAL                        13,456     13,446
 RETAINED (DEFICIT) EARNINGS                          (80)       710
 ACCUMULATED OTHER COMPREHENSIVE INCOME               666        649
                                               ----------- ----------
                                                   14,107     14,870
LESS: TREASURY STOCK                               (1,499)    (1,499)
                                               ----------- ----------
TOTAL SHAREHOLDERS' EQUITY                         12,608     13,371
                                               ----------- ----------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY $  14,809   $ 16,714
                                               =========== ==========


                   GLOBAL PAYMENT TECHNOLOGIES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN OOOs EXCEPT SHARE AND PER SHARE DATA)


                                                   (unaudited)
                                                   -----------
                                                THREE MONTHS ENDED
                                                    DECEMBER 31,
                                                 2005        2004
                                              ----------- -----------

NET SALES                                      $   3,905   $   7,752

GROSS PROFIT                                         685       2,024

OPERATING EXPENSES                                 1,705       1,675
                                              ----------- -----------
(LOSS) INCOME FROM OPERATIONS                     (1,020)        349
                                              ----------- -----------

OTHER INCOME (EXPENSE):
  EQUITY IN INCOME OF UNCONSOLIDATED
   AFFILIATES (1) (2)                                223          80
  INTEREST INCOME (EXPENSE), NET                       9        (246)
                                              ----------- -----------
TOTAL OTHER INCOME (EXPENSE)                         232        (166)
                                              ----------- -----------

(LOSS) INCOME BEFORE PROVISION FOR INCOME
 TAXES                                              (788)        183

PROVISION FOR INCOME TAXES                             2           3
                                              ----------- -----------
NET (LOSS) INCOME                              $    (790)  $     180
                                              =========== ===========

PER SHARE INFORMATION:
   BASIC                                       $   (0.13)  $    0.03
                                              =========== ===========
   DILUTED (3)                                 $   (0.13)  $    0.03
                                              =========== ===========

COMMON SHARES USED IN COMPUTING
PER SHARE AMOUNTS:
   BASIC                                       6,218,201   5,625,359
                                              =========== ===========
   DILUTED (3)                                 6,218,201   5,780,798
                                              =========== ===========


(1) FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004, INCLUDES $165,000 AND $87,000, RESPECTIVELY, WHICH REPRESENTS THE RECOGNITION OF GPT'S SHARE OF THE GROSS PROFIT ON INTERCOMPANY SALES THAT HAVE BEEN RECOGNIZED BY GPT'S AFFILIATES.

(2) EXCLUSIVE OF FOOTNOTE (1), EQUITY IN INCOME (LOSS) OF UNCONSOLIDATED AFFILIATES WAS $58,000 AND ($7,000) FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004, RESPECTIVELY.

(3) FOR THE THREE-MONTHS ENDED DECEMBER 31, 2005, THE WEIGHTED AVERAGE SHARES OUTSTANDING USED IN THE CALCULATION OF NET LOSS PER COMMON SHARE DID NOT INCLUDE POTENTIAL SHARES OUTSTANDING BECAUSE THEY WERE ANTI-DILUTIVE.


    CONTACT: PR Financial Marketing
             Jim Blackman, 713-256-0369
             jimblackman@prfinancialmarketing.com
             or
             Global Payment Technologies, Inc.
             Thomas McNeill, 631-231-1177 ext. 273